AT&T Reports Third-Quarter Results

Third-Quarter Consolidated Results
•Consolidated revenues of $39.9 billion
•Diluted EPS of $0.82 compared to $0.39 in the year-ago quarter
•Adjusted EPS of $0.87 compared to $0.76 in the year-ago quarter
•Cash from operations of $9.9 billion
•Capital expenditures of $4.7 billion; gross capital investment1 of $5.7 billion and cash content spend of $4.8 billion
•Free cash flow2 of $5.2 billion

Note: AT&T’s third-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, October 21, 2021. The webcast and related materials will be available on AT&T’s Investor Relations website at https://investors.att.com.

DALLAS, October 21, 2021 — AT&T Inc. (NYSE:T) reported third-quarter results that showed continuing customer growth in wireless, fiber and HBO Max.

“We continue to execute well in growing customer relationships, and we’re on track to meet our guidance for the year,” said John Stankey, AT&T CEO. “We had our best postpaid phone net add quarter in more than 10 years, our fiber broadband net adds increased sequentially, and HBO Max global subscribers neared 70 million. We also have clear line of sight on reaching the halfway mark by the end of the year of our $6 billion cost-savings goal.”

Third-Quarter Highlights

Communications
•Mobility:
◦928,000 postpaid phone net adds
◦1,218,000 postpaid net adds
◦249,000 prepaid phone net adds
◦Postpaid phone churn of 0.72%
◦Revenues up 7.0%; service revenues up 4.6%; equipment revenues up 15.0%
◦Operating income of $6.0 billion, up 4.6% year over year; EBITDA3 up 3.6%
◦Operating income margin of 31.1%; EBITDA service margin4 55.0%

•Consumer Wireline:
◦289,000 AT&T Fiber net adds; penetration more than 37%
◦Revenues up 3.4%; broadband revenues up 7.6% with ARPU growth of 5.2%

WarnerMedia
•Total global HBO Max and HBO subscribers5 of 69.4 million, up 12.5 million year over year; domestic subscribers6 of 45.2 million, up 7.1 million in past year
•Domestic HBO Max and HBO subscriber ARPU7 of $11.82
•Total revenues up 14.2% to $8.4 billion
•Direct-to-Consumer subscription revenues up about 25%

Consolidated Financial Results
Consolidated revenues for the third quarter totaled $39.9 billion versus $42.3 billion in the year-ago quarter, down 5.7% reflecting our July 31, 2021, separation of the U.S. Video business, other divested businesses, and lower Business Wireline revenues. These decreases were partially offset by higher Mobility and WarnerMedia revenues, which reflect the partial recovery from the prior-year impacts of the pandemic, and to a lesser extent, higher Consumer Wireline and Mexico revenues. Excluding impacts of the U.S. Video business from both quarters, consolidated revenues totaled $38.1 billion8 compared to $36.4 billion in the year-ago quarter.

Operating expenses were $32.8 billion versus $36.2 billion in the year-ago quarter. Expenses declined due to only one month of U.S. Video results in the third quarter and the impact of other divested businesses, and lower sports-related programming costs from timing comparisons with the prior-year quarter. These declines were partially offset by higher domestic wireless equipment costs, including 3G network shutdown costs, and higher WarnerMedia non-sports programming, marketing and selling costs. Additionally, depreciation and amortization expense was $1.4 billion lower year over year, largely due to the impairments of long-lived assets taken in the fourth quarter of 2020 and ceasing depreciation and amortization of U.S. Video assets prior to its separation and of the held-for-sale Vrio business.

Operating income was $7.1 billion versus $6.1 billion in the year-ago quarter due to the impacts of lower depreciation and amortization expense, partially offset by the impact of having only one month of U.S. Video results in the quarter. When adjusting for merger-amortization costs and other items, adjusted operating income was $8.4 billion9 versus $8.2 billion in the year-ago quarter. When further excluding the impacts of the U.S. Video business for both quarters, adjusted operating income totaled $8.1 billion10 compared to $7.8 billion in the year-ago quarter.

Third-quarter net income attributable to common stock was $5.9 billion, or $0.82 per diluted common share, versus $2.8 billion, or $0.39 per diluted common share in the year-ago quarter. Adjusting for $0.05, which includes merger-amortization costs, a proportionate share of intangible amortization at the DIRECTV equity method investment, a gain on the sale of Playdemic, and an actuarial gain on benefit plans and other items, earnings per diluted common share was $0.87. This compares to an adjusted earnings per diluted common share of $0.76 in the year-ago quarter.

Cash from operating activities was $9.9 billion, down $2.3 billion year over year, with capital expenditures of $4.7 billion and content spend of $4.8 billion. Gross capital investment totaled $5.7 billion, which includes $1.0 billion of cash payments for vendor financing. Free cash flow was $5.2 billion for the quarter. Net debt decreased by $10.0 billion sequentially, and net debt-to-adjusted EBITDA at the end of the third quarter was 3.17x.11

Communications Operational Highlights

Third-quarter revenues were $28.2 billion, up 3.8% year over year due to increases in Mobility and Consumer Wireline more than offsetting a decline in Business Wireline. Operating contribution was $7.1 billion, up 0.8% year over year, with operating income margin of 25.2%, compared to 26.0% in the year-ago quarter.

Mobility
•Revenues were up 7.0% year over year to $19.1 billion due to higher service and equipment revenues. Service revenues were $14.5 billion, up 4.6% year over year due to subscriber gains and the lapping of pandemic impacts on international roaming revenues. Equipment revenues were $4.6 billion, up 15.0% year over year, driven by higher smartphone sales including the quarterly shift in product launch timing versus the prior year.
• Operating expenses were $13.2 billion, up 8.0% year over year due to higher equipment costs, including 3G network shutdown costs of nearly $200 million, higher costs due to the iPhone launch returning to the third quarter and HBO Max bundling, partially offset by lower costs for sales and support.
•Operating income was $6.0 billion, up 4.6% year over year. Operating income margin was 31.1%, compared to 31.8% in the year-ago quarter.
•EBITDA was $8.0 billion, up 3.6% year over year with EBITDA margin of 41.7%, down from 43.1% from a year ago. EBITDA service margin was 55.0%, compared to 55.5% in the year-ago quarter.

•Total net adds were 4.9 million including:
▪1,218,000 postpaid net adds, with
▪928,000 postpaid phone net adds
▪(3,000) postpaid tablet and other branded computing device net losses
▪293,000 other net adds
▪249,000 prepaid phone net adds
•Postpaid churn was 0.92% versus 0.85% in the year-ago quarter but improved year over year when adjusted for the Keep America Connected program in the prior year. Postpaid phone churn was 0.72% versus 0.69% in the year-ago quarter but improved year over year when adjusted for the Keep America Connected program in the prior year. Prepaid churn was less than 3%.
•Postpaid phone-only ARPU was $54.37, down 0.6% versus the year-ago quarter, due to the impacts of promotional discount amortization, but was up sequentially.

Business Wireline
•Revenues were $5.9 billion, down 5.2% year over year from lower service revenues, primarily due to the prior-year increase for pandemic-related connectivity and lower demand for legacy voice and data services as the company proactively rationalizes its product portfolio.
•Operating expenses were $5.0 billion, down 2.4% year over year due to ongoing operational cost efficiencies.
•Operating income was $1.0 billion, down 16.8% with operating income margin of 16.6%, compared to 18.9% in the year-ago quarter.
•EBITDA was $2.3 billion, down 8.3% year over year with EBITDA margin of 38.5%, compared to 39.9% in the year-ago quarter.
•More than 650,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to more than 2.5 million U.S. business customer locations. Nationwide, more than 9.0 million business customer locations are on or within 1,000 feet of our fiber.12

Consumer Wireline
•Revenues were $3.1 billion, up 3.4% year over year due to gains in broadband more than offsetting declines in legacy voice and data services and other services. Broadband revenues increased 7.6%, which reflects fiber subscriber growth and higher ARPU resulting from increases in fiber customers and pricing.
•Operating expenses were $3.0 billion, up 3.8% year over year largely driven by higher technology and depreciation, partially offset by lower amortization of deferred customer acquisition costs.
•Operating income was $183 million, down 3.2% year over year, with operating income margin of 5.8%, compared to 6.2% in the year-ago quarter.
•EBITDA was $1.0 billion, up 3.8% year over year with EBITDA margin of 30.5%, compared to 30.4% in the year-ago quarter.

•Total broadband and DSL subscriber net adds were 6,000, reflecting growth in fiber subscribers offsetting losses in slower-speed services. AT&T Fiber net adds were 289,000. AT&T Fiber is marketed to more than 15 million customer locations.

WarnerMedia Operational Highlights

Revenues for the third quarter were $8.4 billion, up 14.2% versus the year-ago quarter, driven by higher content and other revenues, including the partial recovery from prior-year impacts of the pandemic and higher subscription revenues, partially offset by lower advertising revenues. Subscription revenues were $4.0 billion, up 14.7%, primarily reflecting growth of HBO Max. Content and Other revenues were $3.1 billion, up 31.7%, driven by higher TV licensing and higher theatrical. Advertising revenues were $1.4 billion, down 12.4% when compared to the prior year due to timing of the NBA season in the year-ago quarter and lower political ad spending year over year.
•Operating expenses totaled $6.4 billion, up 13.8% when compared to the third quarter of 2020, driven by higher film and non-sports programming costs, as well as higher marketing costs, and incremental selling costs associated with DIRECTV advertising revenue sharing arrangements. These increases were partially offset by lower sports programming costs from the timing of the NBA season in the prior-year quarter.
•Operating contribution was $1.9 billion, up 10.3%. Operating income was $2.0 billion, up 15.2% year over year, as higher revenues and lower sports programming costs were partially offset by continued HBO Max investment and incremental advertising revenue sharing costs. Operating income margin was 23.8%, compared to 23.6% in the year-ago quarter.
•At the end of the quarter, there were 69.4 million global HBO Max and HBO subscribers. Global HBO Max and HBO subscribers increased 12.5 million year over year and were up 1.9 million sequentially, as international and ad-supported subscriber gains were partially offset by HBO Max being discontinued on the Amazon wholesale platform. At the end of the quarter, there were 45.2 million domestic HBO Max and HBO subscribers versus 38.0 million in the year-ago quarter, up 7.1 million year over year. Domestic subscriber ARPU was $11.82.

Latin America Operational Highlights
(AT&T has reached an agreement to sell its Vrio operations to Grupo Werthein. The companies expect the transaction to close during the fourth quarter of 2021.)

Revenues were $1.5 billion, up 6.0% year over year due to growth in Mexico. Operating contribution was ($25) million compared to ($177) million in the year-ago quarter, with operating income margin of (2.3)%, compared to (13.7)% in the prior-year quarter.

Vrio
•Revenues were $756 million, essentially stable year over year. Operating income was $96 million compared to an operating loss of ($48) million in the year-ago quarter, reflecting ceasing depreciation on these held-for-sale assets. Operating income margin was 12.7%, compared to (6.4)% in the prior-year quarter.
•Vrio subscriber net losses of 178,000 were driven primarily by secular declines and economic pressures in Brazil, and lower sales in other parts of the region.

Mexico
•Revenues were $724 million, up 12.6% year over year primarily due to increased growth in service revenues. Service revenues were $463 million, up 20.3% year over year, driven by favorable foreign exchange impact, growing subscriber base and growth in other services. Equipment revenues were $261 million, up 1.2% year over year, driven by foreign exchange benefits. Operating loss was ($130) million versus ($143) million in the year-ago quarter.
•Total wireless net adds were 427,000 including 389,000 prepaid net adds, 36,000 postpaid net adds and 2,000 reseller net adds.

Outlook
The company now expects full-year adjusted EPS13 to be at the high end of the low- to mid-single digit growth range and is on track with its free cash flow14 target of $26 billion range. The company also expects to reach the higher end of the end-of-year HBO Max/HBO global subscriber target of 70-73 million subscribers.

1Gross capital investment includes capital expenditures and cash payments for vendor financing and excludes FirstNet reimbursements. In 3Q21, gross capital investment included $1.0 billion in vendor financing payments.
2 Free cash flow is a non-GAAP financial measure that is frequently used by investors and credit rating agencies to provide relevant and useful information. Free cash flow is cash from operating activities of $9.9 billion, plus cash distributions from DIRECTV classified as investing activities of $0, minus capital expenditures of $4.7 billion.
3EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues.
4EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.
5Global HBO Max and HBO subscribers consist of domestic and international HBO Max and HBO subscribers, and exclude free trials, basic and Cinemax subscribers.
6Domestic HBO Max and HBO subscribers consist of U.S. accounts with access to HBO Max (including wholesale subscribers that may not have signed in) and HBO accounts, and exclude free trials and Cinemax subscribers.
7Domestic subscriber ARPU is defined as domestic HBO Max and HBO subscriber revenues during the period divided by average domestic HBO Max and HBO subscribers during the period, excluding HBO Commercial and other bulk-billed revenues and subscribers during the period.
8Operating Revenues, excluding impacts of the U.S. Video business, of $38.1 billion for 3Q21 is calculated as Operating Revenues of $39.9 billion minus Video operating revenues of $2.1 billion, plus WarnerMedia sales for content and advertising of $0.3 billion that are external after close of the transaction. Further information is included in our Forms 8-K dated September 9 and October 21, 2021.
9Adjusted Operating Income is Operating Income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. Adjusted Operating Income for 3Q21 of $8.4 billion is calculated as Operating Income of $7.1 billion plus $1.3 billion of adjustments as detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated October 21, 2021.
10Adjusted Operating Income, excluding impacts of the U.S. Video business, of $8.1 billion for 3Q21 is calculated as Adjusted Operating Income of $8.4 billion minus $0.3 billion of adjustments to reflect the impacts of the July 31, 2021 separation. Further detail of these adjustments and information is included in our Forms 8-K dated September 9 and October 21, 2021.
11Net Debt to Adjusted EBITDA ratios are non-GAAP financial measures that are frequently used by investors and credit rating agencies to provide relevant and useful information. Our Net Debt to Adjusted EBITDA ratio is calculated by dividing the Net Debt of $157.9 billion (Total Debt of $179.2 billion at September 30, 2021 less Cash and Cash Equivalents of $21.3 billion) by the sum of the most recent four quarters of Pro Forma Adjusted EBITDA of $49.8 billion ($12.3 billion for December 31, 2020; $12.6 billion for March 31, 2021; $12.3 billion for June 30, 2021; and $12.6 billion for September 30, 2021).
12The more than 2.5 million U.S. business customer locations are included within the 9.0+ million U.S. business customer locations on or within 1,000 feet of our fiber.
13 The company expects adjustments to 2021 reported diluted EPS to include merger-related amortization in the range of $4.2 billion and other adjustments, the proportionate share of intangible amortization at the DIRECTV equity method investment, a non-cash mark-to-market benefit plan gain/loss, and other items. The company expects the mark-to-market adjustment, which is driven by interest rates and investment returns that are not reasonably estimable at this time, to be a significant item. Our 2021 EPS depends on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between these projected non-GAAP metrics and the reported GAAP metrics without unreasonable effort.
14Free cash flow is cash from operating activities plus cash distributions from DIRECTV classified as investing activities, minus capital expenditures. Due to high variability and difficulty in predicting items that impact cash from operating activities and capital expenditures, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

*About AT&T
AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with entertainment and communications experiences across mobile and broadband. Plus, it serves high-speed, highly secure connectivity and smart solutions to nearly 3 million business customers. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. Xandr, now part of WarnerMedia, provides marketers with innovative and relevant advertising solutions for consumers around premium video content and digital advertising through its platform. AT&T Latin America provides pay-TV services across 10 countries and territories in Latin America and the Caribbean and wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2021 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise.

This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

For more information, contact:
Fletcher Cook
AT&T Inc.
Phone: (214) 912-8541
Email: fletcher.cook@att.com

Daphne Avila
AT&T Inc.
Phone: (972) 266-3866
Email: daphne.avila@att.com